UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

IXIA

(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 818.871.1800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On January 30, 2017, Ixia, a California corporation (“Company”), and Keysight Technologies, Inc., a Delaware corporation (“Keysight”), issued a joint press release announcing the entry into an Agreement and Plan of Merger, dated as of January 30, 2017 (the “Merger Agreement”). Subject to the terms and conditions of the Merger Agreement, a wholly owned subsidiary of Keysight will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving company in the Merger and a wholly owned subsidiary of Keysight. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information required by Item 1.01, including a copy of the Merger Agreement, will be filed in a separate Current Report on Form 8-K.

Important Additional Information and Where to Find It

The Company plans to file with the Securities and Exchange Commission (the “SEC”) and to mail to its shareholders a proxy statement in connection with the proposed transaction. The proxy statement will contain important information about the Company, the Merger, and related matters. The Company also plans to file with the SEC other documents regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE. The Company’s shareholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at http://www.sec.gov or through the investor relations section of the Company’s website at http://investor.ixiacom.com.

Participants in the Solicitation

This report does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on May 5, 2016 and in its proxy statement for the Company’s 2016 annual meeting of shareholders filed with the SEC on May 3, 2016. Additional information regarding the interests of the Company’s directors and executive officers in the transaction will be included in the proxy statement for the special meeting of the Company’s shareholders to be held to approve the transactions contemplated by the Merger Agreement and in other relevant documents regarding the Merger, when filed with the SEC.

Forward-Looking Statements

Statements that are not historical facts in this document, including, without limitation, statements regarding the expected timing, completion and effects of the proposed transaction may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and, and are subject to the safe harbor created by those Sections. Words such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect the current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks and uncertainties, as well as other factors, may cause future events, results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause the actual events or results to differ materially from those expressed or implied in such forward-looking statements include, among others: the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company; the risk that the Company’s shareholders do not approve the transaction or that any other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the risk that financing for the transaction may not be available on favorable terms; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the effect of the announcement or pendency of the proposed transaction on the Company’s business relationships, operating results and business generally; risks that the proposed transaction disrupts current plans and operations of the Company, including the risk of adverse reactions or changes to business relationships with customers, suppliers and other business partners of the Company; potential difficulties in the hiring or retention of employees of the Company as a result of the proposed transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; the outcome of any legal proceedings that may be instituted against the Company, its officers or directors related to the Merger Agreement or the transaction; unexpected costs, charges or expenses resulting from the proposed transaction; competitive responses to the proposed transaction; and legislative, regulatory and economic developments. The factors that may cause future events and results to differ materially from the current expectations also include, without limitation, the risks identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in the Company’s other filings with the SEC. The Company assumes no obligation to update any forward-looking statement contained in this document.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number	Description

99.1	Joint Press Release, dated January 30, 2017, issued by the Company and Keysight Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Date: January 30, 2017	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel, and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Joint Press Release, dated January 30, 2017, issued by the Company and Keysight Techologies, Inc.